                        [Banc of America Securities LOGO]

                                   ----------

     THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET
POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE
POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR
ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS)
AND ARE OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN
YOU ARE CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL
COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN
PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY
"INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY
US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

     BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND IF
ISSUED" BASIS, ANY SUCH CONTRACT WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. BECAUSE THE
ASSET-BACKED SECURITIES ARE SUBJECT TO MODIFICATION OR REVISION, ANY SUCH
CONTRACT ALSO IS CONDITIONED UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL
OCCUR WITH RESPECT TO THE RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING
DATE. IF A MATERIAL CHANGE DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT
WILL TERMINATE, BY ITS TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY
BETWEEN US (THE "AUTOMATIC TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE
WILL PROVIDE YOU WITH REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE
AND GIVE YOU AN OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN
PURCHASING THE CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN
SUCH TIMEFRAME AS MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE
REVISED OFFERING MATERIALS.

MBS NEW ISSUE - TERM SHEET ADDITIONAL DISCLOSURE

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-B
$478,411,000 (APPROXIMATE)

BANC OF AMERICA FUNDING CORPORATION
DEPOSITOR

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR

WELLS FARGO BANK, N.A.
TRUSTEE

BANK OF AMERICA, NATIONAL ASSOCIATION
SERVICER

FEBRUARY 15, 2006

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE,
WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN
(INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE
USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX
PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING
OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE
TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK
ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT
APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR
OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION
BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                               2

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

o    UPDATED BOND SIZING AND PAYRULES                                      PG. 4

o    CLASS B-1, CLASS B-2 AND CLASS B-3 PASS-THROUGH RATE                  PG. 4

o    BAFC 2006-B REPLINES                                                  PG. 5

o    ASSUMPTIONS RELATING TO DECREMENT TABLES                              PG. 6

o    DECREMENT TABLES                                                      PG. 7

o    AGGREGATE LOSS TABLES                                                PG. 15

o    HISTORICAL VALUES OF ONE-YEAR LIBOR                                  PG. 16

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                               3

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                         UPDATED BOND SIZES AND PAYRULES

This is supplemental information to the term sheet dated February 14, 2006 and supersedes the bond information contained in the term sheet. The initial balance listed under the column entitled "Approximate Size" in the table on page 4 and 6 of the term sheet for each of the classes listed below have changed as shown below:

Class 5-A-1   $134,373,000
Class 7-A-1   $ 67,140,000
Class 7-A-2   $  6,541,000

In addition to the size changes shown above, the Class 5-A-2 super senior support certificate has been deleted. The additional credit enhancement originally provided by Class 5-A-2 has been removed.

The original size of the Class 7-A-2 super senior support certificate has increased and therefore offers additional credit enhancement to the Class 7-A-1 certificate than what was originally shown in the term sheet.

              CLASS B-1, CLASS B-2 AND CLASS B-3 PASS-THROUGH RATE

Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the weighted average of the Net Mortgage Interest Rates of each of the Mortgage
Loans (based on the Stated Principal Balances of the Mortgage Loans on the due
date in the month preceding the month of such Distribution Date). For the initial Distribution Date in March 2006, this rate is expected to be approximately 5.761118% per annum.

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                               4

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                              BAFC 2006-B REPLINES

                                                       CUT-OFF
                                          CURRENT     REMAINING
           CUT-OFF         CURRENT          NET        TERM TO
            UNPAID        MORTGAGE       MORTGAGE       STATED      LOAN
          PRINCIPAL       INTEREST       INTEREST      MATURITY      AGE        INITIAL       PERIODIC
GROUP    BALANCE ($)      RATE (%)       RATE (%)      (MONTHS)   (MONTHS)   RATE CAP (%)   RATE CAP (%)
-----   -------------   ------------   ------------   ---------   --------   ------------   ------------

  1      1,388,148.17   5.7758151684   5.3973151684         358          2   2.0000000000   2.0000000000
  1      2,101,643.19   6.4912699298   6.1127699298         359          1   2.0000000000   2.0000000000
  1      6,067,720.00   6.1244619066   5.7459619066         360          0   2.0000000000   2.0000000000
  1        514,800.00   5.3750000000   4.9965000000         355          5   2.0000000000   2.0000000000
  1        479,200.00   5.6250000000   5.2465000000         356          4   2.0000000000   2.0000000000
  1        480,800.00   5.6250000000   5.2465000000         357          3   2.0000000000   2.0000000000
  1        917,900.00   5.7818253622   5.4033253622         358          2   2.0000000000   2.0000000000
  1      8,491,192.86   6.0369878623   5.6584878623         359          1   2.0000000000   2.0000000000
  1     11,173,572.95   6.1460111831   5.7675111831         360          0   2.0000000000   2.0000000000
  2        613,629.06   5.7500000000   5.4965000000         239          1   5.0000000000   2.0000000000
  2      2,409,963.95   5.9762726954   5.7227726954         316         44   5.0000000000   2.0000000000
  2      6,461,401.72   5.7618627396   5.5083627396         317         43   5.0000000000   2.0000000000
  2        583,655.02   5.2500000000   4.9965000000         358          2   5.0000000000   2.0000000000
  2     17,993,096.47   5.8903007139   5.6368007139         359          1   5.0000000000   2.0000000000
  2     25,676,113.00   5.7859557198   5.5324557198         360          0   5.0000000000   2.0000000000
  2        688,150.50   6.6250000000   6.3715000000         314         46   5.0000000000   2.0000000000
  2        431,981.99   6.2500000000   5.9965000000         315         45   5.0000000000   2.0000000000
  2      3,571,958.41   6.1313158200   5.8778158200         316         44   5.0000000000   2.0000000000
  2      2,381,217.21   6.0210397973   5.7675397973         317         43   5.0000000000   2.0000000000
  2        438,200.00   5.3048836148   5.0513836148         355          5   5.0000000000   2.0000000000
  2        515,454.00   5.4661817543   5.2126817543         356          4   5.0000000000   2.0000000000
  2        449,997.25   5.7500000000   5.4965000000         357          3   5.0000000000   2.0000000000
  2      1,973,746.00   5.8181157809   5.5646157809         358          2   5.0000000000   2.0000000000
  2     50,036,360.92   5.7807236506   5.5272236506         359          1   5.0000000000   2.0000000000
  2     40,397,679.40   5.9530983276   5.6995983276         360          0   5.0000000000   2.0000000000
  3        590,594.95   5.5000000000   5.2465000000         358          2   5.0000000000   2.0000000000
  3      9,045,073.73   5.9009246640   5.6474246640         359          1   5.0000000000   2.0000000000
  3      3,981,500.00   5.9869866884   5.7334866884         360          0   5.0000000000   2.0000000000
  3      7,492,400.00   6.2084220343   5.9549220343         359          1   5.0000000000   2.0000000000
  3      5,163,320.00   5.8415931997   5.5880931997         360          0   5.0000000000   2.0000000000
  4        559,437.73   6.3585015373   5.9800015373         358          2   2.0000000000   2.0000000000
  4      1,281,149.70   6.6058378219   6.2273378219         359          1   2.0000000000   2.0000000000
  4      1,048,000.00   6.6364503817   6.2579503817         357          3   2.0000000000   2.0000000000
  4     14,146,162.97   6.1365207848   5.7580207848         358          2   2.0000000000   2.0000000000
  4     11,897,233.33   6.1394435389   5.7609435389         359          1   2.0000000000   2.0000000000
  5        130,118.81   5.8750000000   5.6215000000         356          4   5.0000000000   2.0000000000
  5        635,892.88   5.9431526423   5.6896526423         357          3   5.0000000000   2.0000000000
  5     13,764,500.57   6.2534208493   5.9999208493         358          2   5.0000000000   2.0000000000
  5     19,895,202.91   6.4367920925   6.1832920925         359          1   5.0000000000   2.0000000000
  5        102,728.00   5.6250000000   5.3715000000         355          5   5.0000000000   2.0000000000
  5        503,965.00   5.5000000000   5.2465000000         356          4   5.0000000000   2.0000000000
  5      2,302,498.41   5.7621595312   5.5086595312         357          3   5.0000000000   2.0000000000
  5     51,740,818.47   5.9451235386   5.6916235386         358          2   5.0000000000   2.0000000000
  5     51,262,648.62   6.1063443325   5.8528443325         359          1   5.0000000000   2.0000000000
  6        147,420.16   6.1250000000   5.8715000000         356          4   5.0000000000   2.0000000000
  6        564,199.92   6.6250000000   6.3715000000         358          2   5.0000000000   2.0000000000
  6      2,393,476.89   6.0524172097   5.7989172097         359          1   5.0000000000   2.0000000000
  6        599,300.00   6.1706574337   5.9171574337         357          3   5.0000000000   2.0000000000
  6      8,534,451.58   6.0745613974   5.8210613974         358          2   5.0000000000   2.0000000000
  6     11,298,102.00   6.2182469454   5.9647469454         359          1   5.0000000000   2.0000000000
  7        939,129.37   6.3750000000   6.1215000000         359          1   5.0000000000   2.0000000000
  7        691,200.00   5.8331886574   5.5796886574         357          3   5.0000000000   2.0000000000
  7     29,816,291.02   6.1429864952   5.8894864952         358          2   5.0000000000   2.0000000000
  7     45,504,896.39   6.1704471588   5.9169471588         359          1   5.0000000000   2.0000000000

                                        ORIGINAL    CUT-OFF     PAYMENT
                                        INTEREST   MONTHS TO     RESET
            GROSS           RATE       ONLY TERM      ROLL     FREQUENCY
GROUP    MARGIN (%)     CEILING (%)     (MONTHS)    (MONTHS)    (MONTHS)     INDEX
-----   ------------   -------------   ---------   ---------   ---------   ---------

  1     2.2500000000   11.2532398874           0          34          12   1YR LIBOR
  1     2.2500000000   12.4912699298           0          35          12   1YR LIBOR
  1     2.2500000000   12.1244619066           0          36          12   1YR LIBOR
  1     2.2500000000   11.3750000000          36          31          12   1YR LIBOR
  1     2.2500000000   11.6250000000          36          32          12   1YR LIBOR
  1     2.2500000000   11.6250000000          36          33          12   1YR LIBOR
  1     2.2500000000   11.7818253622          36          34          12   1YR LIBOR
  1     2.2500000000   12.0369878623          36          35          12   1YR LIBOR
  1     2.2500000000   12.1460111831          36          36          12   1YR LIBOR
  2     2.2500000000   10.7500000000           0          59          12   1YR LIBOR
  2     2.2500000000   10.9762726954           0          16          12   1YR LIBOR
  2     2.2500000000   10.7618627396           0          17          12   1YR LIBOR
  2     2.2500000000   10.2500000000           0          58          12   1YR LIBOR
  2     2.2500000000   10.8903007139           0          59          12   1YR LIBOR
  2     2.2500000000   10.7859557198           0          60          12   1YR LIBOR
  2     2.2500000000   11.6250000000          60          14          12   1YR LIBOR
  2     2.2500000000   11.2500000000          60          15          12   1YR LIBOR
  2     2.2500000000   11.1313158200          60          16          12   1YR LIBOR
  2     2.2500000000   11.0210397973          60          17          12   1YR LIBOR
  2     2.2500000000   10.3048836148          60          55          12   1YR LIBOR
  2     2.2500000000   10.4661817543          60          56          12   1YR LIBOR
  2     2.2500000000   10.7500000000          60          57          12   1YR LIBOR
  2     2.2500000000   10.8181157809          60          58          12   1YR LIBOR
  2     2.2500000000   10.7807236506          60          59          12   1YR LIBOR
  2     2.2500000000   10.9530983276          60          60          12   1YR LIBOR
  3     2.2500000000   10.5000000000           0          82          12   1YR LIBOR
  3     2.2500000000   10.9009246640           0          83          12   1YR LIBOR
  3     2.2500000000   10.9869866884           0          84          12   1YR LIBOR
  3     2.2500000000   11.2084220343          84          83          12   1YR LIBOR
  3     2.2500000000   10.8415931997          84          84          12   1YR LIBOR
  4     2.2500000000   12.3585015373           0          34          12   1YR LIBOR
  4     2.2500000000   12.6058378219           0          35          12   1YR LIBOR
  4     2.2500000000   12.6364503817          36          33          12   1YR LIBOR
  4     2.2500000000   12.1365207848          36          34          12   1YR LIBOR
  4     2.2500000000   12.1394435389          36          35          12   1YR LIBOR
  5     2.2500000000   10.8750000000           0          46          12   1YR LIBOR
  5     2.2500000000   10.9431526423           0          57          12   1YR LIBOR
  5     2.2500000000   11.2534208493           0          58          12   1YR LIBOR
  5     2.2500000000   11.4367920925           0          59          12   1YR LIBOR
  5     2.2500000000   10.6250000000          60          55          12   1YR LIBOR
  5     2.2500000000   10.5000000000          60          56          12   1YR LIBOR
  5     2.2500000000   10.7621595312          60          57          12   1YR LIBOR
  5     2.2500000000   10.9451235386          60          58          12   1YR LIBOR
  5     2.2500000000   11.1063443325          60          59          12   1YR LIBOR
  6     2.2500000000   11.1250000000           0          80          12   1YR LIBOR
  6     2.2500000000   11.6250000000           0          82          12   1YR LIBOR
  6     2.2500000000   11.0524172097           0          83          12   1YR LIBOR
  6     2.2500000000   11.1706574337          84          81          12   1YR LIBOR
  6     2.2500000000   11.0745613974          84          82          12   1YR LIBOR
  6     2.2500000000   11.2182469454          84          83          12   1YR LIBOR
  7     2.2500000000   11.3750000000           0         119          12   1YR LIBOR
  7     2.2500000000   10.8331886574         120         117          12   1YR LIBOR
  7     2.2500000000   11.1429864952         120         118          12   1YR LIBOR
  7     2.2500000000   11.1704471588         120         119          12   1YR LIBOR

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                               5

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                    ASSUMPTIONS RELATING TO DECREMENT TABLES

The tables set forth on the following pages have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

(a) each Loan Group consists of the hypothetical mortgage loans whose characteristics are presented in the replines on the previous page;

(b) the initial class balances and pass-through rates for the Offered
Certificates are as set forth or described in the table beginning on page 4 of the Term Sheet sent out on February 14, 2006;

(c) there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Mortgage Loans;

(d) scheduled payments of principal and interest with respect to the Mortgage
Loans are received on the applicable due date beginning on March 1, 2006;

(e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in February 2006;

(f) the Mortgage Loans prepay at the indicated percentages of CPR;

(g) optional termination of the Trust does not occur;

(h) no Mortgage Loans are required to be repurchased from the Trust and no
Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

(i) the Certificates are issued on the Closing Date;

(j) cash payments on the Certificates are received on the 20th day of each month beginning in March 2006 in accordance with the priorities and amounts described in this prospectus supplement under "Description of the Certificates"; and

(k) One-Year LIBOR remains constant at 5.09% per annum.

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                               6

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                        CLASS 1-A-1 AND CLASS 1-A-2
                              -----------------------------------------------
Distribution Date               0%     10%    20%    25%    30%    40%    50%
---------------------------   -----   ----   ----   ----   ----   ----   ----
February 28, 2006               100    100    100    100    100    100    100
February 20, 2007               100     89     79     74     68     58     48
February 20, 2008                99     80     62     54     46     34     23
February 20, 2009                99     71     48     39     32     19     11
February 20, 2010                98     63     38     29     22     11      5
February 20, 2011                96     55     30     22     15      7      3
February 20, 2012                95     48     24     16     10      4      1
February 20, 2013                93     43     19     12      7      2      1
February 20, 2014                92     38     15      9      5      1      *
February 20, 2015                90     33     12      6      3      1      *
February 20, 2016                88     29      9      5      2      *      *
February 20, 2017                86     26      7      3      2      *      *
February 20, 2018                84     23      6      3      1      *      *
February 20, 2019                82     20      4      2      1      *      *
February 20, 2020                79     17      3      1      1      *      *
February 20, 2021                76     15      3      1      *      *      *
February 20, 2022                73     13      2      1      *      *      *
February 20, 2023                70     11      2      1      *      *      *
February 20, 2024                67     10      1      *      *      *      *
February 20, 2025                63      8      1      *      *      *      *
February 20, 2026                59      7      1      *      *      *      *
February 20, 2027                55      6      *      *      *      *      *
February 20, 2028                51      5      *      *      *      *      *
February 20, 2029                46      4      *      *      *      *      *
February 20, 2030                41      3      *      *      *      *      *
February 20, 2031                35      2      *      *      *      *      *
February 20, 2032                29      2      *      *      *      *      *
February 20, 2033                22      1      *      *      *      *      *
February 20, 2034                15      1      *      *      *      *      *
February 20, 2035                 8      *      *      *      *      *      0
February 20, 2036                 0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years) (1)    20.43   7.73   4.15   3.27   2.65   1.86   1.37

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                               7

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                        CLASS 2-A-1 AND CLASS 2-A-2
                              -----------------------------------------------
Distribution Date               0%     10%    20%    25%    30%    40%    50%
---------------------------   -----   ----   ----   ----   ----   ----   ----
February 28, 2006               100    100    100    100    100    100    100
February 20, 2007               100     89     79     74     68     58     48
February 20, 2008                99     79     62     54     46     33     23
February 20, 2009                98     71     48     39     32     19     11
February 20, 2010                98     63     38     29     22     11      5
February 20, 2011                97     56     30     22     15      7      3
February 20, 2012                96     49     24     16     11      4      1
February 20, 2013                94     43     19     12      7      2      1
February 20, 2014                92     38     15      9      5      1      *
February 20, 2015                91     34     12      6      3      1      *
February 20, 2016                89     30      9      5      2      *      *
February 20, 2017                86     26      7      3      2      *      *
February 20, 2018                84     23      6      3      1      *      *
February 20, 2019                82     20      4      2      1      *      *
February 20, 2020                79     17      3      1      1      *      *
February 20, 2021                76     15      3      1      *      *      *
February 20, 2022                73     13      2      1      *      *      *
February 20, 2023                70     11      2      *      *      *      *
February 20, 2024                66     10      1      *      *      *      *
February 20, 2025                62      8      1      *      *      *      *
February 20, 2026                58      7      1      *      *      *      *
February 20, 2027                54      6      *      *      *      *      *
February 20, 2028                49      5      *      *      *      *      *
February 20, 2029                44      4      *      *      *      *      *
February 20, 2030                39      3      *      *      *      *      *
February 20, 2031                33      2      *      *      *      *      *
February 20, 2032                26      2      *      *      *      *      *
February 20, 2033                20      1      *      *      *      *      *
February 20, 2034                14      1      *      *      *      *      *
February 20, 2035                 7      *      *      *      *      *      *
February 20, 2036                 0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years) (1)    20.28   7.73   4.15   3.27   2.65   1.86   1.37

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                               8

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                        CLASS 3-A-1 AND CLASS 3-A-2
                              -----------------------------------------------
Distribution Date                0%    10%    20%    25%    30%    40%    50%
---------------------------   -----   ----   ----   ----   ----   ----   ----
February 28, 2006               100    100    100    100    100    100    100
February 20, 2007                99     89     79     73     68     58     47
February 20, 2008                99     79     62     54     46     33     23
February 20, 2009                98     70     48     39     31     19     11
February 20, 2010                97     62     38     29     22     11      5
February 20, 2011                96     55     30     22     15      7      3
February 20, 2012                95     49     24     16     11      4      1
February 20, 2013                95     43     19     12      7      2      1
February 20, 2014                93     38     15      9      5      1      *
February 20, 2015                91     34     12      6      3      1      *
February 20, 2016                89     30      9      5      2      *      *
February 20, 2017                87     26      7      3      2      *      *
February 20, 2018                85     23      6      3      1      *      *
February 20, 2019                83     20      4      2      1      *      *
February 20, 2020                80     17      3      1      1      *      *
February 20, 2021                77     15      3      1      *      *      *
February 20, 2022                74     13      2      1      *      *      *
February 20, 2023                71     11      2      1      *      *      *
February 20, 2024                68     10      1      *      *      *      *
February 20, 2025                64      8      1      *      *      *      *
February 20, 2026                60      7      1      *      *      *      *
February 20, 2027                56      6      *      *      *      *      *
February 20, 2028                51      5      *      *      *      *      *
February 20, 2029                46      4      *      *      *      *      *
February 20, 2030                41      3      *      *      *      *      *
February 20, 2031                35      2      *      *      *      *      *
February 20, 2032                29      2      *      *      *      *      *
February 20, 2033                23      1      *      *      *      *      *
February 20, 2034                15      1      *      *      *      *      *
February 20, 2035                 8      *      *      *      *      *      0
February 20, 2036                 0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years) (1)    20.58   7.75   4.15   3.27   2.65   1.85   1.37

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                               9

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                        CLASS 4-A-1 AND CLASS 4-A-2
                              -----------------------------------------------
Distribution Date               0%     10%    20%    25%    30%    40%    50%
---------------------------   -----   ----   ----   ----   ----   ----   ----
February 28, 2006               100    100    100    100    100    100    100
February 20, 2007               100     89     79     74     69     58     48
February 20, 2008               100     80     62     54     47     34     23
February 20, 2009               100     71     49     40     32     20     11
February 20, 2010                98     63     38     30     22     12      5
February 20, 2011                97     56     30     22     15      7      3
February 20, 2012                96     49     24     16     11      4      1
February 20, 2013                94     43     19     12      7      2      1
February 20, 2014                92     38     15      9      5      1      *
February 20, 2015                91     34     12      6      3      1      *
February 20, 2016                89     30      9      5      2      *      *
February 20, 2017                87     26      7      3      2      *      *
February 20, 2018                85     23      6      3      1      *      *
February 20, 2019                82     20      4      2      1      *      *
February 20, 2020                80     17      3      1      1      *      *
February 20, 2021                77     15      3      1      *      *      *
February 20, 2022                74     13      2      1      *      *      *
February 20, 2023                71     11      2      1      *      *      *
February 20, 2024                67     10      1      *      *      *      *
February 20, 2025                64      8      1      *      *      *      *
February 20, 2026                60      7      1      *      *      *      *
February 20, 2027                55      6      *      *      *      *      *
February 20, 2028                51      5      *      *      *      *      *
February 20, 2029                46      4      *      *      *      *      *
February 20, 2030                40      3      *      *      *      *      *
February 20, 2031                35      2      *      *      *      *      *
February 20, 2032                29      2      *      *      *      *      *
February 20, 2033                22      1      *      *      *      *      *
February 20, 2034                15      1      *      *      *      *      *
February 20, 2035                 7      *      *      *      *      *      0
February 20, 2036                 0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years) (1)    20.53   7.77   4.17   3.29   2.67   1.87   1.38

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                              10

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                CLASS 5-A-1
                              -----------------------------------------------
Distribution Date               0%     10%    20%    25%    30%    40%    50%
---------------------------   -----   ----   ----   ----   ----   ----   ----
February 28, 2006               100    100    100    100    100    100    100
February 20, 2007               100     89     79     74     68     58     48
February 20, 2008                99     80     62     54     46     34     23
February 20, 2009                99     71     49     40     32     19     11
February 20, 2010                99     63     39     30     22     12      5
February 20, 2011                98     56     31     22     15      7      3
February 20, 2012                97     49     24     16     11      4      1
February 20, 2013                95     44     19     12      7      2      1
February 20, 2014                94     38     15      9      5      1      *
February 20, 2015                92     34     12      7      3      1      *
February 20, 2016                90     30      9      5      2      *      *
February 20, 2017                88     26      7      4      2      *      *
February 20, 2018                86     23      6      3      1      *      *
February 20, 2019                83     20      4      2      1      *      *
February 20, 2020                81     18      3      1      1      *      *
February 20, 2021                78     15      3      1      *      *      *
February 20, 2022                75     13      2      1      *      *      *
February 20, 2023                72     11      2      1      *      *      *
February 20, 2024                68     10      1      *      *      *      *
February 20, 2025                64      8      1      *      *      *      *
February 20, 2026                60      7      1      *      *      *      *
February 20, 2027                56      6      *      *      *      *      *
February 20, 2028                51      5      *      *      *      *      *
February 20, 2029                46      4      *      *      *      *      *
February 20, 2030                41      3      *      *      *      *      *
February 20, 2031                35      2      *      *      *      *      *
February 20, 2032                29      2      *      *      *      *      *
February 20, 2033                22      1      *      *      *      *      *
February 20, 2034                15      1      *      *      *      *      *
February 20, 2035                 7      *      *      *      *      *      *
February 20, 2036                 0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years) (1)    20.72   7.82   4.19   3.29   2.67   1.87   1.37

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                              11

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                        CLASS 6-A-1 AND CLASS 6-A-2
                              -----------------------------------------------
Distribution Date               0%     10%    20%    25%    30%    40%    50%
---------------------------   -----   ----   ----   ----   ----   ----   ----
February 28, 2006               100    100    100    100    100    100    100
February 20, 2007               100     89     79     74     69     58     48
February 20, 2008               100     80     62     54     47     34     23
February 20, 2009                99     71     49     40     32     19     11
February 20, 2010                99     64     39     30     22     12      5
February 20, 2011                99     57     31     22     16      7      3
February 20, 2012                99     50     25     17     11      4      1
February 20, 2013                98     45     20     12      8      2      1
February 20, 2014                97     40     15      9      5      1      *
February 20, 2015                95     35     12      7      4      1      *
February 20, 2016                93     31     10      5      2      1      *
February 20, 2017                91     27      7      4      2      *      *
February 20, 2018                88     24      6      3      1      *      *
February 20, 2019                86     21      5      2      1      *      *
February 20, 2020                83     18      3      1      1      *      *
February 20, 2021                80     16      3      1      *      *      *
February 20, 2022                77     14      2      1      *      *      *
February 20, 2023                74     12      2      1      *      *      *
February 20, 2024                70     10      1      *      *      *      *
February 20, 2025                67      9      1      *      *      *      *
February 20, 2026                62      7      1      *      *      *      *
February 20, 2027                58      6      1      *      *      *      *
February 20, 2028                53      5      *      *      *      *      *
February 20, 2029                48      4      *      *      *      *      *
February 20, 2030                42      3      *      *      *      *      *
February 20, 2031                36      2      *      *      *      *      *
February 20, 2032                30      2      *      *      *      *      *
February 20, 2033                23      1      *      *      *      *      *
February 20, 2034                16      1      *      *      *      *      *
February 20, 2035                 8      *      *      *      *      *      0
February 20, 2036                 0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years) (1)    21.25   7.95   4.23   3.32   2.68   1.87   1.38

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                              12

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                        CLASS 7-A-1 AND CLASS 7-A-2
                              -----------------------------------------------
Distribution Date               0%     10%     20%    25%    30%    40%    50%
---------------------------   -----   -----   ----   ----   ----   ----   ----
February 28, 2006               100    100    100    100    100    100    100
February 20, 2007               100     90     79     74     69     58     48
February 20, 2008               100     80     62     54     47     34     23
February 20, 2009               100     72     49     40     32     20     11
February 20, 2010               100     64     39     30     22     12      5
February 20, 2011               100     57     31     22     16      7      3
February 20, 2012               100     51     25     17     11      4      1
February 20, 2013               100     46     20     13      8      3      1
February 20, 2014               100     41     16      9      5      2      *
February 20, 2015               100     37     13      7      4      1      *
February 20, 2016               100     33     10      5      3      1      *
February 20, 2017                97     29      8      4      2      *      *
February 20, 2018                95     26      6      3      1      *      *
February 20, 2019                92     22      5      2      1      *      *
February 20, 2020                89     20      4      2      1      *      *
February 20, 2021                86     17      3      1      *      *      *
February 20, 2022                83     15      2      1      *      *      *
February 20, 2023                79     13      2      1      *      *      *
February 20, 2024                75     11      1      *      *      *      *
February 20, 2025                71      9      1      *      *      *      *
February 20, 2026                67      8      1      *      *      *      *
February 20, 2027                62      6      1      *      *      *      *
February 20, 2028                57      5      *      *      *      *      *
February 20, 2029                51      4      *      *      *      *      *
February 20, 2030                45      3      *      *      *      *      *
February 20, 2031                39      3      *      *      *      *      *
February 20, 2032                32      2      *      *      *      *      *
February 20, 2033                25      1      *      *      *      *      *
February 20, 2034                17      1      *      *      *      *      *
February 20, 2035                 8      *      *      *      *      *      *
February 20, 2036                 0      0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years) (1)    22.23   8.16   4.29   3.35   2.70   1.88   1.38

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                              13

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                     CLASS B-1, CLASS B-2 AND CLASS B-3
                              ------------------------------------------------
Distribution Date               0%     10%     20%    25%    30%    40%    50%
---------------------------   -----   -----   ----   ----   ----   ----   ----
February 28, 2006               100     100    100    100    100    100    100
February 20, 2007               100     100    100    100    100    100    100
February 20, 2008                99      99     99     99     99     86     71
February 20, 2009                99      99     99     91     83     66     50
February 20, 2010                98      98     82     68     58     40     25
February 20, 2011                98      98     65     51     40     24     12
February 20, 2012                97      97     51     38     28     14      6
February 20, 2013                96      91     41     28     19      8      3
February 20, 2014                94      81     32     21     13      5      1
February 20, 2015                93      72     25     15      9      3      1
February 20, 2016                91      63     20     11      6      2      *
February 20, 2017                89      56     15      8      4      1      *
February 20, 2018                87      49     12      6      3      1      *
February 20, 2019                84      43      9      4      2      *      *
February 20, 2020                81      37      7      3      1      *      *
February 20, 2021                79      32      6      2      1      *      *
February 20, 2022                75      28      4      2      1      *      *
February 20, 2023                72      24      3      1      *      *      *
February 20, 2024                69      21      3      1      *      *      *
February 20, 2025                65      18      2      1      *      *      *
February 20, 2026                61      15      1      *      *      *      *
February 20, 2027                56      12      1      *      *      *      *
February 20, 2028                52      10      1      *      *      *      *
February 20, 2029                46       8      1      *      *      *      *
February 20, 2030                41       7      *      *      *      *      *
February 20, 2031                35       5      *      *      *      *      *
February 20, 2032                29       4      *      *      *      *      *
February 20, 2033                22       3      *      *      *      *      *
February 20, 2034                15       2      *      *      *      *      *
February 20, 2035                 7       1      *      *      *      *      0
February 20, 2036                 0       0      0      0      0      0      0

Weighted Average Life to
   Maturity (in years) (1)    20.81   13.23   7.31   6.01   5.18   4.00   3.17

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
     dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                              14

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                AGGREGATE REALIZED LOSSES FOR THE MORTGAGE LOANS

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans in the aggregate, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.

                                                   PERCENTAGE OF CPR
                    LOSS SEVERITY   ----------------------------------------------
PERCENTAGE OF SDA     PERCENTAGE     0%     10%    20%    25%    30%    40%    50%
-----------------   -------------   ----   ----   ----   ----   ----   ----   ----

 75%                     25%        0.75%  0.46%  0.30%  0.24%  0.19%  0.13%  0.09%
 75%                     50%        1.49   0.92   0.59   0.48   0.39   0.26   0.17
100%                     25%        0.99   0.61   0.39   0.32   0.26   0.17   0.11
100%                     50%        1.98   1.22   0.78   0.64   0.52   0.34   0.23
150%                     25%        1.47   0.91   0.59   0.47   0.39   0.26   0.17
150%                     50%        2.94   1.81   1.17   0.95   0.77   0.51   0.34
200%                     25%        1.94   1.20   0.78   0.63   0.51   0.34   0.23
200%                     50%        3.89   2.40   1.55   1.26   1.02   0.68   0.46

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                              15

--------------------------------------------------------------------------------
BAFC 2006-B   $478,411,000 (approximate)
--------------------------------------------------------------------------------

                       HISTORICAL VALUES OF ONE-YEAR LIBOR

Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is British
Bankers' Association.

                                                   YEAR
                                 ---------------------------------------
MONTH                            2006   2005   2004   2003   2002   2001
------------------------------   ----   ----   ----   ----   ----   ----
January.......................   4.85%  3.11%  1.48%  1.46%  2.40%  5.94%
February......................   4.95%  3.27   1.47   1.46   2.57   5.11
March.........................     --   3.57   1.37   1.38   2.48   4.91
April.........................     --   3.81   1.34   1.27   3.06   4.58
May...........................     --   3.71   1.82   1.29   2.64   4.44
June..........................     --   3.76   2.11   1.25   2.60   4.17
July..........................     --   3.90   2.39   1.16   2.27   4.19
August........................     --   4.22   2.35   1.44   1.97   3.80
September.....................     --   4.13   2.26   1.45   1.92   3.59
October.......................     --   4.48   2.49   1.24   1.66   2.68
November......................     --   4.72   2.54   1.48   1.62   2.29
December......................     --   4.82   2.96   1.60   1.73   2.34

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                                              16